UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 and 15(d) of the

Securities Exchange Act of l934

December 8, 2005

Date of report (date of earliest event reported)

VICORP RESTAURANTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Colorado

(State or Other Jurisdiction of Incorporation)

002-78250	84-0511072
(Commission File Number)	(IRS Employer Identification No.)

400 West 48th Avenue, Denver, Colorado 80216

(Address of Principal Executive Offices)  (Zip Code)

(303) 296-2121

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                          Other Events.

VI Acquisition Corp., the parent of VICORP Restaurants, Inc. (the “Registrant”), has entered into an agreement to settle claims brought against the former shareholders of Midway Investors Holdings, Inc. (the former parent of Registrant) in the Circuit Court of Cook County, Illinois seeking indemnification under the purchase agreement dated June 14, 2003 (“Purchase Agreement”) pursuant to which Registrant was acquired, and to settle claims brought against the Registrant by the former shareholders of Midway Investors Holdings, Inc. in the Superior Court, Department of the Trial Court in the Commonwealth of Massachusetts, Business Litigation Section seeking release of escrowed funds under the Purchase Agreement.  In connection with the settlement of these claims, VI Acquisition Corp. will receive a settlement payment of $2,650,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICORP RESTAURANTS, INC.

Date: December 14, 2005	By:	/s/ Debra Koenig
Debra Koenig Chief Executive Officer (Principal Executive Officer)